                                                                   EXHIBIT 10.26

                MASTER LEASE LINE OF CREDIT AND WARRANT AGREEMENT

                        DATED AS OF ____________, 2000

                                     BETWEEN

                            SUN MICROSYSTEMS FINANCE
                        A SUN MICROSYSTEMS, INC. BUSINESS

                                       AND

                               DIGITAL ISLAND INC.

         This Master Lease Line of Credit and Warrant Agreement, dated as of ___________, 2000 (this "Agreement"), is entered into by and between SUN MICROSYSTEMS FINANCE, a Sun Microsystems, Inc. Business ("Lessor") and DIGITAL ISLAND INC. ("Lessee").

         The following capitalized terms shall have the following respective meanings for purposes of this Agreement:

         "Total Capital" means, as of any date of determination, the total debt of lessee plus the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Lessee and its subsidiaries minus intangible assets, on a consolidated basis, determined in accordance with GAAP.

         "Debt" means, with respect to Lessee and its subsidiaries on a consolidated basis, the aggregate amount of, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all non-contingent reimbursement or payment obligations with respect to letters of credit, banker's acceptances and similar instruments, (d) all obligations with respect to capital leases, (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by Lessee or its subsidiaries, (f) all obligations to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days), (g) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, and (h) all obligations or liabilities of others guaranteed by Lessee and its subsidiaries.

         "GAAP" means generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied

         1.     Terms of Lease Financing.
                ------------------------

         (a) Commitment. Subject to the satisfaction of the conditions set forth in Section 2(a) below and the milestone conditions set forth in Section 2(b) below, Lessor has agreed to provide up to one hundred million dollars ($100,000,000) of lease financing to Lessee for Lessee's use and acquisition of Product (defined below). Such lease financing will be documented on lease schedules to be entered into pursuant to that certain Master Lease Agreement No. 7091490, dated ________, 2000 (the "Master Lease"), between Lessor and Lessee, or any other lease or financing documentation that Lessor and Lessee may agree to (each, a "Schedule"). The execution of each Schedule by Lessor is subject to the satisfaction of the conditions set forth in Section 3 below. Lessor's commitment to provide financing under this Agreement shall terminate on December 31, 2001.

         (b) Terms of Lease. The terms of each Schedule entered into under this Agreement for Product located in the Unites States ("U.S. Schedule") shall be substantially as set forth in Exhibit A, "Form of Lease Schedule" attached to the Master Lease, unless otherwise agreed by Lessor and Lessee,. To the extent that Lessee requests a change in the payment schedule for any Schedule, Lessor's agreement to such change, which shall be in its sole discretion, shall be contingent upon delivery by Lessee to Lessor of a warrant, having terms to be negotiated, in addition to the Warrants provided under Section 2(a)(iv) below.

         (c) Eligible Product. The property to be leased or financed pursuant to this Agreement shall be manufactured by Sun Microsystems, Inc ("Product").

         2.     Conditions and Milestones.
                -------------------------

         (a) Conditions to Execution of this Agreement. On or prior to the date of execution of this Agreement by Lessor, Lessor shall have received in form and substance satisfactory to Lessor:

       (i) A legal opinion of Lessee's legal counsel in form and substance reasonably satisfactory to Lessor covering the matters set forth in Exhibit A hereto.

       (ii) Copies, certified by the Secretary or Assistant Secretary or Chief Financial Officer of Lessee, of: (A) the Certificate/Articles of Incorporation and By-Laws of Lessee (as amended to the date of the Lease) and (B) the resolutions adopted by Lessee's board of directors authorizing the execution and delivery of the Master Lease and this Agreement, the Schedules and the other documents referred to herein and the performance by Lessee of its obligations hereunder and thereunder,

       (iii) Three warrants (the "Warrants") in the forms of:

             (1) Exhibit B (which provides, among other things, (x) for an exercise price of $51.0375 per share, (y) for the issuance of up to 58,780 shares of common stock of the Company and (z) which is immediately fully vested);

             (2) Exhibit C (which provides, among other things, (x) that the warrant will be vested on the date that Lessor gives written notice to Lessee to the effect that the conditions to additional fundings set forth in Section 2(b)(ii) hereof have been satisfied or waived, (y) for the issuance of up to that number of shares of common stock of the Company as is determined by dividing $3,000,000 by the average closing bid price for Lessee's common stock for the five trading days ending on the date of delivery of such notice (the "First Average Price"), and (z) for an exercise price equal to such First Average Price); and

             (3) Exhibit D (which provides, among other things, (x) that the warrant will be vested on the date that Lessor gives written notice to Lessee to the effect that the conditions to additional fundings set forth in Section 2(1,)(iii) hereof have been satisfied or waived, (y) for the issuance of up to that number of shares of common stock of the Company as is determined by dividing $4,000,000 by the average closing bid price for Lessee's common stock for the five trading days ending on the date of delivery of such notice (the "Second Average Price"), and (z) for an exercise price equal to such Second Average Price).

       (iv)  All other documents as Lessor shall have reasonably requested.

  (b) Milestones for Execution of Schedules. Subject to the satisfaction of the conditions with respect to each Schedule set forth in Section 3.

       (i) So long as no default has occurred and is continuing under the Master Lease, any Schedule, or this Agreement, Lessor shall execute Schedules financing or leasing Products with an aggregate cost not to exceed $30,000,000.

       (ii) So long as on September 30, 2000, (A) no default has occurred and is continuing under the Master Lease, any Schedule, or this Agreement, (B) Lessee shall have had a minimum of cash and cash equivalents on its balance sheet in accordance with GAAP of $15,000,000 or greater at all times after the date hereof, and (C) Lessee shall have raised not less than a cumulative $100,000,000 through the sales of its non-redeemable equity securities after the date of this Agreement, Lessor shall execute Schedules financing or leasing Product with aggregate costs that, when aggregated with the cost of Product leased or financed under Schedules executed and commenced prior to September
30, 2000, shall not to exceed $60,000,000.

       (iii) So long as on March 31, 2001, (A) no default has occurred and is continuing under the Master Lease, any Schedule, or this Agreement, (B) Lessee shall have had a minimum of cash and cash equivalents On its balance sheet in accordance with GAAP of $15,000,000 or greater at all times after the date hereof, (C) Lessee shall have raised after the date of this Agreement not less than a cumulative $200,000,000 through the sales of its non-redeemable equity securities or subordinated convertible debt (subordinated on terms customary in the institutional convertible debt market and maturing later than December
31, 2004), and (D) Lessee shall have satisfied the conditions set forth in clause (ii) above, Lessor shall execute Schedules financing or leasing Product with aggregate costs in an amount that, when aggregated with the cost of Product leased or financed under Schedules executed and commenced prior to March 31, 2001, shall not to exceed $100,000,000.

  3.   Conditions to Lessor's Execution of Each Schedule. Prior to Lessor's
       -------------------------------------------------
execution of each Schedule, Lessee shall have satisfied all of the following conditions:

  (a)  Lessor shall have received:

          (i) Except with the prior written consent of Lessor, a Landlord's Waiver or Disclaimer of Interest for each landlord of premises on which Product will be located and/or user or other custodian of the Product, in form and substance satisfactory to lessor.

          (ii) To the extent Lessor, in its commercially reasonable business judgment, deems it necessary, a release or other arrangement with any other lessor or lender to the Lessee to insure that there will be no impairment of Lessor's interest in the Product subject to the Schedule.

          (iii) Evidence of insurance coverage as required by Section 10 of the Master Lease, if not previously provided to Lessor.

     (b) There shall have been filed or recorded, to the satisfaction of Lessor, all instruments and documents, including, but not limited to, precautionary Financing Statements on Form UCC-l and releases and termination statements on Form UCC-2, then deemed necessary by Lessor to preserve and protect its rights hereunder, under the Uniform Commercial Code (including the termination of any after-acquired property clause of third parties with respect to any Unit).

     (c) Lessor shall have received all other documents and Lessee shall have performed all other acts as Lessor shall have reasonably requested to consummate the transaction contemplated by the Schedule.

     (d) On the date of commencement of the Schedule no default shall exist under this Agreement, the Master Lease or any Schedule,

     (e) The amount to be financed under the Schedule shall not be less than $5,000,000.

     (f) If the Product subject to the Schedule is located outside of the United States, lessee and Lessor have agreed to mutually acceptable documentation for such Schedule.

     Lessor may, in its sole discretion, terminate its commitment herein to execute Schedules if there is any material adverse change to the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Lessee, whether or not arising from transactions in the ordinary course of business.

     4.   Additional Covenants.
          --------------------

     (a) Leverage Ratio. Lessee shall not permit its ratio of Debt to Total Capital to be greater than 0.7 to 1.00.

     (b) Change in Business. Lessee shall not enter into any business other than that in which it is engaged on the date hereof and businesses reasonably related or incidental thereto.

     (c) Lessee shall be in default under any agreement with any third party or parties which default consists of the failure of Lessee to pay any debt at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any debt of Lessee in an amount in excess of One Million Dollars ($1,000,000).

     A breach of a covenant under this Section 4 shall also constitute a default under each Schedule then in effect at the time of such breach, and the occurrence of any such breach will allow Lessor to exercise any and all available remedies with respect it all such Schedules. Lessee shall promptly notify Lessor of any such breach.

     5.   Compliance Statement. Lessee shall furnish to Lessor, and to Sun
          --------------------
Microsystems Inc. at the address set forth in Section 8(a) of this Agreement, within thirty (30) days of the end of each fiscal quarter of Lessee, a certificate of Lessee's Chief Financial Officer or other senior officer stating that he or she has reviewed the provisions of the Master Lease, each Schedule, and this Agreement and that Lessee is not in default in the observance or performance of any of the provisions hereof, or thereof, or if Lessee shall be so in default, specifying all such defaults and events of which he or she may have knowledge, and setting forth the calculation of compliance or noncompliance with each of the covenants set forth in Section 4 above.

     6.   Review Points. On or about March 31, 2000, September 30, 2000 and
          -------------
March 31, 2001, Lessor and Lessee will meet to review Lessee's current business plan, five year financial model, including detailed one year cash flow projections. At such reviews, at the request of the Lessee, Lessor will discuss indicative pricing, terms and conditions for adjustments to the payment schedule under Schedules would accommodate technology refresh and changes in Lessee's projected cash flows. Neither Lessor nor Lessee shall have any obligation to agree to any amendments to the Master Lease or any Schedule.

     7.   Miscellaneous.
          -------------

     (a)  Notices. Except as otherwise provided herein, all notices, requests,
          -------
demands, consents, instructions or other communications to or upon Lessor or Lessee under this Agreement shall be in writing and faxed, mailed or delivered to each party at its fax number or address set forth below (or to such other fax number or address for any party as indicated in any notice given by that party to the other party). In addition, a copy of all notices, requests, demands, consents, instructions or other communications to or upon Lessor or Lessee under the Master Lease or any Schedule shall be delivered to Sun Microsystems, Inc., at the address set forth below, as well as to any address set forth in, and in accordance the terms of, such Master Lease or Schedule, as applicable. All such notices and Communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

     Lessor:           Sun Microsystems Finance
                       1400 Computer Drive
                       Westborough, MA 01581
                       Attention:   Risk Manager
                       Telephone:   (508) 836-2500

                       With a copy to:
                       Sun Microsystems Inc.
                       901 San Antonio Road, MS PAL1-203
                       Palo Alto, CA 94303-4900
                       Attention:   George Reyes
                                    Vice President and Treasurer
                       Fax:         (650)336-0237

     Lessee:           Digital Island Inc.
                       45 Fremont Street, 12th Floor
                       San Francisco, CA 94105
                       Attention:   Michael Sullivan
                       Fax:         415-7384397

     (b)  Waivers; Amendments. Any term, covenant agreement or condition of this
          -------------------
Agreement or the Master Lease or any Schedule may be amended or waived if such amendment or waiver is in writing and is signed by Lessee and Lessor. No failure or delay by Lessor in exercising any right hereunder or thereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

     (c)  Successors and Assigns. This Agreement, the Master lease and each
          ----------------------
Schedule shall be binding upon and inure to the benefit of Lessee, Lessor and their respective successors and permitted assigns, except that Lessee may not assign or transfer (and any such attempted assignment or transfer shall be void) any of its rights or obligations without the prior written consent of Lessor. Lessee acknowledges that Lessor has the right to assign its obligations to enter into Schedules hereunder, or may designate a third party to enter into such Schedules on Lessor's behalf, and such assignee or designee's execution of a Schedule will be deemed to satisfy Lessor's obligations hereunder with respect to the amount financed under such Schedule.

     (d)  Partial Invalidity. If at any time any provision of this Agreement, is
          ------------------
or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby.

     (e)  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California without reference to conflicts of law rules.

          (i)  Construction. Each of this Agreement, the Master Lease and each
               ------------
Schedule is the result of negotiations among, and has been reviewed by, Lessee, Lessor and their respective counsel, Accordingly, this Agreement, the Master Lease and each Schedule shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Lessee or Lessor,

          (ii) Entire Agreement. This Agreement, the Master Lease and the
               ----------------
Schedules, taken together, constitute and contain the entire agreement of Lessee and Lessor with respect to the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first written above.

LESSOR:                                     LESSEE:

SUN MICROSYSTEMS FINANCE                    DIGITAL ISLAND INC.
a Sun Microsystems, Inc. Business

By:__________________________________       By:________________________________

Name:________________________________       Name:______________________________

Title:_______________________________       Title:_____________________________

Dated:_______________________________       Dated:_____________________________

      [LOGO OF SUN(R) MICROSYSTEMS]

Sun Microsystems Finance
      MASTER LEASE AGREEMENT

      Master Lease #7091490 dated _________, 2000

      Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, subject to the following terms of this Master Lease Agreement ("Master Lease") and any Lease Schedule ("Schedule"), collectively referred to as the Lease ("Lease"), the personal property described in any Schedule together with all attachments, replacements, parts, substitutions, additions, upgrades, accessories, software licenses and operating manuals (the "Product"). Each Schedule shall constitute a separate, distinct, and independent Lease and contractual obligation of Lessee, and unless otherwise agreed between Lessee and Lessor, shall be in substantially the form of Exhibit A hereto.

1.   Commencement Date And Term
The initial lease term ("Initial Term") and Lessee's rental obligations shall begin on the Commencement Date and continue for the number of Rental Periods specified in the Lease as set forth in Section 2 below and shall renew automatically thereafter until terminated by either party upon not less than ninety (90) days prior written notice. The Commencement Date with respect to each item of Product shall be the 16th day after date of shipment to Lessee.

2.   Rent and Rental Period
All rental payments and any other amounts payable under a Lease are collectively referred to as "Rent". The Rental Period shall mean the rental payment period of either calendar months, quarters, or as otherwise specified in each Schedule. Rent for the specified Rental Period is due and payable in arrears, to the address specified in Lessor's invoice, on the last day of each Rental Period during the Initial Term and any extension (collectively, the "Lease Term"), provided, however, that Rent for the period of time (if any) from the Commencement Date to the first day of the first Rental Period shall begin to accrue on the Commencement Date. If any Rent is not paid when due, Lessee will pay a service fee equal to five percent (5%) of the overdue amount plus interest at the rate of one and one half percent (1.5%) per month or the maximum legal interest rate, whichever is less.

3.   Net Lease, Taxes and Fees
Each Schedule shall constitute a net lease and payment of Rent shall be absolute and unconditional, and shall not be subject to any abatement, reduction, set off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Lessee agrees to pay Lessor when due shipping charges, fees, assessments and all taxes (municipal, state and federal) imposed upon a Lease or the Product or its ownership, leasing, renting, possession or use except for taxes based on Lessor's income.

4.   Title
Product shall remain personal property. Lessee shall have no right or interest in the Product except as provided in this Master Lease and the applicable Schedule and shall hold the Product subject and subordinate to the rights of Lessor. Lessee agrees to execute UCC financing statements as and when requested by Lessor and hereby appoints Lessor as its attorney-in-fact to execute such financing statements. Lessor may file a photocopy of any Lease as a financing statement.

Lessee will, at its expense, keep the Product free and clear from any liens or encumbrances of any kind (except any caused by Lessor) and will indemnify and hold Lessor harmless from and against any loss or expense caused by Lessee's failure to do so. Lessee shall give Lessor immediate written notice of any attachment or judicial process affecting the Product or Lessor's ownership. If requested, Lessee will label the Product as the property of Lessor and shall allow, subject to Lessee's reasonable security requirements, the inspection of the Product during regular business hours.

5.   Use, Maintenance And Repair
Lessee, at its own expense, shall keep the Product in good repair, appearance and condition, other than normal wear and tear and shall obtain and keep in effect throughout the term of the Schedule a hardware and software maintenance agreement with the manufacturer or other party acceptable to Lessor. All parts furnished in connection with such repair and maintenance shall be manufacturer authorized parts and shall immediately become components of the Product and the property of Lessor. Lessee shall use the Product in compliance with manufacturer's or supplier's suggested guidelines.

6.   Delivery And Return of Product
Lessee assumes the full expense of transportation, insurance and installation to Lessee's site. Upon termination of each Schedule, Lessee will provide Lessor a letter from the manufacturer certifying that the Product is in good operating condition and is eligible for continued maintenance and that the operating system is at the then current level, unless under a Sun service contract during the Lease Term. Lessee, at its expense, shall deinstall, pack and ship the Product to a U.S. location identified by Lessor. Lessee shall remain obligated to pay Rent on the Product until the Product and certification are received by Lessor.

7.   Assignment And Relocation

Lessee may sublease or assign its rights under this agreement with Lessor's prior written consent, which consent shall not be unreasonably withheld, subject, however, to any terms and conditions which Lessor may require. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder.

Lessee acknowledges Lessor may sell and/or assign its interest or grant a security interest in each Lease and/or the Product to an assignee ("Lessor's Assignee"). So long as Lessee is not in default hereunder, Lessor or Lessor's Assignee shall not interfere with Lessee's right of quiet enjoyment and use of the Product. Upon the assignment of each Lease, Lessor's Assignee shall have any and all discretions, rights and remedies of Lessor and all references to Lessor shall mean Lessor's Assignee. In no event shall any assignee of Lessor be obligated to perform any duty, covenant or condition under this Lease and Lessee agrees it shall pay such assignee without any defense, rights of set-off or counterclaims and shall not hold or attempt to hold such assignee liable for any of Lessor's obligations hereunder.

Lessee, at its expense, may relocate Product (after packing it for shipment in accordance with manufacturer's instructions) to a different address with thirty
(30) days prior written notice to Lessor. The Product shall at all times be used solely within the United States.

8.   Upgrades And Additions
Lessee may affix or install any accessory, addition, upgrade, equipment or device on the Product ("Additions") provided that such Additions (i) can be removed without causing material damage to the Product, (ii) do not reduce the value of the Product and (iii) are obtained from or approved by Sun Microsystems, Inc. or an affiliate and are not subject to the interest of any third party other than Lessor. Any other Additions may not be installed without Lessor's prior written consent. At the end of the Lease Term, Lessee shall remove any Additions which (i) were not leased by Lessor and (ii) are readily removable without causing material damage or impairment of the intended function, use, or value of the Product and restore the Product to its original configuration. Any Additions, which are not so removable, will become the Lessor's property (lien free).

9.   Lease End Options
        8. Upon written notice given at least ninety (90) days prior to expiration of the Lease Term, and provided Lessee is not in default under any Schedule, Lessee may (i) exercise any purchase option set forth on the Schedule, or (ii) renew the Schedule for a minimum extension period of twelve (12) months, or (iii) return the Product to Lessor at the expiration date of the Schedule pursuant to Section 6 above.

10.  Insurance, Loss Or Damage
        Effective upon shipment of Product to Lessee and until Product is received by Lessor, Lessee shall provide at its expense (i) insurance against the loss or theft or damage to the Product for the full replacement value, and
(ii) insurance against public liability and property damage. Lessee shall provide a certificate of insurance that such coverage is in effect, upon request by Lessor, naming Lessor as loss payee and/or additional insured as may be required.

        Lessee shall bear the entire risk of loss, theft, destruction of or damage to any item of Product. No loss or damage shall relieve Lessee of the obligation to pay Rent or any other obligation under the Schedule. In the event of loss or damage, Lessee shall promptly notify Lessor and shall, at Lessor's option, (i) place the Product in good condition and repair, or (ii) replace the Product with lien free Product of the same model, type and configuration in which case the relevant Schedule shall continue in full force and effect and clear title in such Product shall automatically vest in Lessor, or (iii) pay Lessor the present value of remaining Rent plus the buyout purchase option price provided for in the applicable Schedule.

11.  Selection, Warranties And Limitation Of Liability
Lessee acknowledges that it has selected the Product and disclaims any reliance upon statements made by Lessor. Lessee acknowledges and agrees that use and possession of the Product by Lessee shall be subject to and controlled by the terms of any manufacturer's or, if appropriate, supplier's warranty, and Lessee agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and the right to enforce all warranties made by said manufacturer are hereby assigned to Lessee for the term of the Schedule.

EXCEPT AS SPECIFICALLY PROVIDED HEREIN, LESSOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, NON-INFRINGEMENT, THE DESIGN, QUALITY, CAPACITY OR CONDITION OF THE PRODUCT, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. IT BEING AGREED THAT AS THE LESSEE SELECTED BOTH THE PRODUCT AND THE SUPPLIER, NO DEFECT, EITHER PATENT OR LATENT SHALL RELIEVE LESSEE OF ITS OBLIGATION HEREUNDER. LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE FOR SPECIFIC PERFORMANCE OR ANY LIABILITY, LOSS, DAMAGE OR EXPENSE OF ANY KIND INCLUDING, WITHOUT LIMITATION, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY NATURE, DAMAGES ARISING FROM THE LOSS OF USE OF PRODUCT, LOST DATA, LOST PROFITS, OR FOR ANY CLAIM OR DEMAND.

12.  Indemnity
Lessee shall indemnify and hold harmless Lessor and Lessor's Assignee from and against any and all claims, actions, suits, proceedings, liabilities, damages, penalties, costs and expenses (including reasonable attorneys' fees), arising out of the use, operation, possession, ownership (for strict liability in tort only), selection, leasing, maintenance, delivery or return of any item of Product.

13.  Default and Remedies
Lessee shall be in default under this Master Lease if (i) Lessee fails to pay any Rent within ten (10) days of due date; (ii) Lessee fails to perform or observe or breaches any covenant or condition or any representation or warranty in any Lease, and such failure or breach continues unremitted for a period of ten (10) days after written notice from Lessor; (iii) Lessee, except as expressly permitted in the Lease, attempts to move, sell, transfer, encumber, or sublet without consent any item of Product leased under any Lease; (iv) Lessee files or has filed against it a petition in bankruptcy or becomes insolvent or makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver or either shall be appointed for Lessee or for a substantial part of its property without its consent;, (v) Lessee or any guarantor of Lessee is declared legally deceased or if Lessee shall terminate its existence by merger, consolidation, sale of substantially all of its assets or otherwise; (vi) Lessee's ratio of Debt to Total Capital (as such terms are defined in that certain Master Lease Line of Credit and Warrant Agreement dated as of ________, 2000 between Lessor and Lessee), for any fiscal quarter, is greater than 0.7 to 1.00; (vii) Lessee shall enter into any business other than that in which it is engaged on the date hereof and businesses reasonably related or incidental thereto; or (viii) Lessee shall be in default under any agreement with any third party or parties which default consists of the failure of Lessee to pay any debt at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any debt of Lessee in an amount in excess of One Million Dollars ($1,000,000). Lessee shall promptly notify Lessor of the occurrence of any default listed in clauses (vi) through (viii) of this paragraph.

Upon default, Lessor may, at its option, take one or more of the following actions; (i) declare all sums due and to become due under any or all Schedules immediately due payable, (ii) require Lessee to return immediately all Product leased under such Schedule(s) to Lessor in accordance with Section 6 hereof,
(iii) without breach of the peace take immediate possession of and remove the Product; (iv) sell any or all of the Product at public or private sale or otherwise dispose of, hold, use or lease to others, or; (v) exercise any right or remedy which may be available to Lessor under applicable law, including the right to recover damages for the breach of any such Schedule(s). In addition, Lessee shall be liable for reasonable attorney's fees, other costs and expenses resulting from any default, or the exercise of Lessor's remedies, including placing any such Product in the condition required by Section 6 hereof. Each remedy shall be cumulative and in addition to any other remedy otherwise available to Lessor at law or in equity. No express or implied waiver of any default shall constitute a waiver of any of Lessor's other rights.

14.  Lessee's Representations
            Lessee represents and warrants for this Master Lease and each Schedule that the execution, delivery and performance by Lessee have been duly authorized by all necessary corporate action; the individual executing was duly authorized to do so; the Master Lease and each Schedule constitute valid, binding agreements of the Lessee enforceable in accordance with their terms; that all information supplied by Lessee, including but not limited to the credit application and other financial information concerning Lessee, is accurate in all material respects as of the date provided; and if there is any material change in such information prior to manufacturer's or, if appropriate, supplier's shipment of Product under the Schedule, Lessee will advise Lessor of such change in writing.

15.  Applicable Law

            This Master Lease and each Schedule shall in all respects be governed by and construed in accordance with the laws of the state of California without giving effect to the principles of conflict of laws.

16.  Miscellaneous

            Lessee agrees to execute and deliver to Lessor such further documents, including, but not limited to, financing statements, assignments, and financial reports and take such further action as Lessor may reasonably request to protect Lessor's interest in the Product.

            The performance of any act or payment by Lessor shall not be deemed a waiver of any obligation or default on the part of Lessee. Lessor's failure to require strict performance by Lessee of any of the provisions of this Master Lease shall not be a waiver thereof. No rights or remedies referred to in
Article 2A of the Uniform Commercial Code will be conferred on Lessee unless expressly granted in this Master Lease.

            This Master Lease together with any Schedule constitutes the entire understanding between the parties and supersedes any previous representations or agreements whether verbal or written with respect to the use, possession and lease of the Product described in that Schedule. In the event of a conflict, the terms of the Schedule shall prevail over the Master Lease.

         No amendment or change of any of the terms or conditions herein shall be binding upon either party unless they are made in writing and are signed by an authorized representative of each party. Each Schedule is non-cancelable for the full term specified and each Schedule shall be binding upon, and shall inure to the benefit of Lessor, Lessee, and their respective successors, legal representatives and permitted assigns.

         All agreements, representations and warranties contained herein shall be for the benefit of Lessor and shall survive the execution, delivery and termination of this Master Lease, any Schedule or related document.

         Any provision of this Master Agreement and/or each Schedule which is unenforceable shall not cause any other remaining provision to be ineffective or invalid. The captions set forth herein are for convenience only and shall not define or limit any of the terms hereof. Any notices or demands in connection with any Schedule shall be given in writing by regular or certified mail at the address indicated in the Schedule, or to any other address specified.

         Lessee shall bear and reimburse Lessor for all third party expenses incurred in connection with any Schedule entered into pursuant to this Master Lease.

         THIS MASTER LEASE SHALL BECOME EFFECTIVE ON THE DATE

         ACCEPTED BY LESSOR.


         LESSOR:   SUN  MICROSYSTEMS           LESSEE:  DIGITAL ISLAND, INC.
FINANCE

         A Sun Microsystems, Inc. Business

_____________________________________________  _________________________________
BY:                                            BY:
_____________________________________________  _________________________________
NAME:                                          NAME:
_____________________________________________  _________________________________
TITLE:                                         TITLE:
_____________________________________________  _________________________________
DATE:                                          DATE:
_____________________________________________  _________________________________